AMENDED SCHEDULE A

DATED AUGUST 22, 2008

TO THE

DISTRIBUTION PLAN OF

OLD MUTUAL FUNDS III

(CLASS A SHARES)

Name of Fund	Date Added
Old Mutual 2011-2020 Conservative Fund	February 20, 2008
Old Mutual 2011-2020 Moderate Fund	February 20, 2008
Old Mutual 2011-2020 Aggressive Fund	February 20, 2008
Old Mutual 2021-2030 Conservative Fund	February 20, 2008
Old Mutual 2021-2030 Moderate Fund	February 20, 2008
Old Mutual 2021-2030 Aggressive Fund	February 20, 2008
Old Mutual 2031-2040 Conservative Fund	February 20, 2008
Old Mutual 2031-2040 Moderate Fund	February 20, 2008
Old Mutual 2031-2040 Aggressive Fund	February 20, 2008
Old Mutual 2041-2050 Conservative Fund	February 20, 2008
Old Mutual 2041-2050 Moderate Fund	February 20, 2008
Old Mutual 2041-2050 Aggressive Fund	February 20, 2008
Old Mutual Heitman Global Real Estate Securities Fund	August 22, 2008

OLD MUTUAL FUNDS III		OLD MUTUAL INVESTMENT PARTNERS

By:	/s/ Robert T. Kelly	By:	/s/ Mark E. Black
Name:	Robert T. Kelly	Name:	Mark E. Black
Title:	Treasurer	Title:	Chief Financial Officer